Exhibit 10.75

TERMINATION AND SETTLEMENT AGREEMENT

This Agreement (the “Agreement”) is entered into as of October 20, 2003 (the “Effective Date”), by and between Microsoft Corporation, a Washington corporation (“Microsoft”), and ePresence, Inc., a Massachusetts corporation (“ePresence”).

For valuable consideration, receipt of which is hereby acknowledged by both parties, the parties agrees as follows:

1. Payment. On the Effective Date, ePresence shall pay to Microsoft the sum of $6.5 million by wire transfer to an account designated by Microsoft.

2. Termination. As of the Effective Date, the Alliance Agreement dated as of January 8, 1999, as amended, between Microsoft and ePresence (the “Alliance Agreement”) shall terminate and neither Microsoft nor ePresence shall have any further rights or obligations thereunder, except that the provisions of Sections 8.1, 9, 11, 12 and 14 (other than Section 14.4) shall survive such termination and remain in effect.

3. Warrants. As of the Effective Date, the Common Stock Warrant dated January 8, 1999 issued by ePresence to Microsoft providing for the right of Microsoft Corporation to purchase up to 1,750,000 shares of Common Stock, $.01 par value per share, of ePresence, and the Warrant Purchase Agreement dated as of January 8, 1999 made by and between ePresence and Microsoft, shall terminate (unexercised) and shall be of no further force or effect.

4. Releases.

(a) ePresence does hereby release and forever discharge Microsoft from all claims that ePresence has or may have in any way relating to the Alliance Agreement.

(b) Microsoft does hereby release and forever discharge ePresence from all claims that Microsoft has or may have in any way relating to the Alliance Agreement.

5. General. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all which shall constitute one and the same agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

ePRESENCE, INC.

By:	/s/ WILLIAM P. FERRY

Name:	William P. Ferry
Title:	Chairman and CEO

MICROSOFT CORPORATION

By:	/s/ JOHN G. CONNORS

Name:	John G. Connors
Title:	Senior Vice President and Chief Financial Officer